Exhibit 10.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

WORLD POINT TERMINALS, INC.

CPT 2010, LLC

WPT GP, LLC

WORLD POINT TERMINALS, LP

AND

CENTER POINT TERMINAL COMPANY, LLC

Dated as of [—], 2013

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of [ — ], 2013 (this “Agreement”), is by and among World Point Terminals, LP, a Delaware limited partnership (the “Partnership”), WPT GP, LLC, a Delaware limited liability company (the “General Partner”), World Point Terminals, Inc., a Delaware corporation (“WPTI”), CPT 2010, LLC, a Missouri limited liability company (“CPT 2010”), and Center Point Terminal Company, LLC, a Delaware limited liability company (“OLLC”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and WPTI have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	WPTI formed the General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed to the General Partner $1,000 in exchange for all of the limited liability company interests in the General Partner.

2.	The General Partner and WPTI formed the Partnership under the terms of the Delaware LP Act and contributed $0 and $1,000 to the Partnership, respectively, in exchange for a 0% non-economic general partner interest and a 100% limited partner interest, respectively, in the Partnership.

3.	St. Albans Global Management, Limited Partnership, LLLP, an affiliate of the Novelly family, loaned $[—] to WPTI (the “St. Albans Liability”).

4.	WPTI acquired the remaining 49% member interest in Center Point Terminals Newark, LLC (“CPT Newark”) for $[—], including a working capital adjustment.

5.	Center Point Terminal Company forms Center Point Terminal J&W, LLC (“CPT J&W”) and contributed $1,000 in exchange for all of the limited liability company interests in CPT J&W.

6.	Center Point Terminal Company filed a certificate of conversion under the terms of the Delaware LLC Act to convert from a Delaware corporation to a Delaware limited liability company named Center Point Terminal Company, LLC.

7.	Pelican Island Storage Terminal, Inc. filed a certificate of conversion under the terms of the Texas Business Organizations Code to convert from a Texas corporation to a Texas limited liability company named Pelican Island Storage Terminal, LLC (“PISTI”).

8.	OLLC conveyed its interest in the Jacksonville terminal and the Weirton terminal to CPT J&W as a capital contribution.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions will occur at the times specified herein:

1.	Each of CPT Newark, Center Point Terminal Baltimore LLC (“CPT Baltimore”), North Albany Terminal Company, L.L.C. (“CPT Albany”), PISTI and Center Point Terminal Mound Street, LLC (“CPT Mound Street”, and together with CPT Newark, CPT Baltimore, CPT Albany and PISTI, the “Operating Subsidiaries”) distributes any cash, accounts receivable and certain other working capital assets owned by the Operating Subsidiaries (the “Subsidiary Gross Working Capital”) to OLLC.

2.	OLLC distributes (i) a 100% limited liability company interest in CPT J&W and (ii) the Subsidiary Gross Working Capital plus any cash, accounts receivable and certain other working capital assets owned by OLLC (the “OLLC Gross Working Capital” and, together with the Subsidiary Gross Working Capital, the “Gross Working Capital”) to CPT 2010.

3.	CPT 2010 will convey a 100% limited liability company interest in CPT J&W (the “CPT J&W Contribution Interest”) to the Partnership in exchange for [—] Common Units representing a [—]% limited partner interest in the Partnership.

4.	The public, through the Underwriters, will purchase from CPT 2010 for $[—] million in cash, less the amount of $[—] million payable to the Underwriters, after taking into account the Underwriters’ discount of [—]% and the Structuring Fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, [—] Common Units (representing a [—]% limited partner interest in the Partnership).

5.	WPTI will convey a 32% limited liability company interest in Cenex Rensselaer Terminal, LLC (“Cenex”) (the “WPTI Cenex Contribution Interest”) to the Partnership in exchange for [—] Common Units representing a [—]% limited partner interest in the Partnership.

6.	WPTI will convey a 49% limited liability company interest in CPT Newark (the “WPTI Newark Contribution Interest” and, together with the WPTI Cenex Contribution Interest, the “WPTI Contribution Interest”), to the Partnership in exchange for (i) [—] Common Units representing a [—]% limited partner interest in the Partnership and (ii) the assumption by the Partnership of the St. Albans Liability.

7.	CPT 2010 will convey a 100% limited liability company interest in the OLLC (the “CPT 2010 Contribution Interest”) to the Partnership in exchange for (i) [—] Common Units representing a [—]% limited partner interest in the Partnership, (ii) [—] Subordinated Units representing a [—]% limited partner interest in the Partnership, and (iii) the right to receive $[—] million in cash, a portion of which will be used to reimburse CPT 2010 for certain capital expenditures made with respect to the contributed assets (the “CPT 2010 Equity Distribution”).

7.	The Partnership will issue 20% of the Incentive Distribution Rights in the Partnership to WPTI.

8.	The Partnership will issue 60% of the Incentive Distribution Rights in the Partnership to PAN Group, L.L.C. (“PAN”).

9.	The Partnership will issue the remaining 20% of the Incentive Distribution Rights in the Partnership to Apex Oil Company, Inc. (“Apex”).

10.	The Partnership will convey (i) its interest in CPT J&W, (ii) its 32% interest in Cenex and (iii) its 49% interest in CPT Newark to the OLLC as a capital contribution.

11.	The Partnership will redeem the initial limited partner interests of WPTI and will refund WPTI’s initial contribution of $1,000, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to WPTI, in proportion to such initial contribution.

12.	The agreements of limited partnership and the limited liability company agreements of certain of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and contained in this Agreement.

WHEREAS, the members, partners or stockholders of the Parties have taken all partnership, limited liability company or corporate action, as the case may be, required to approve the transactions contemplated by this Agreement.

WHEREAS, at the Effective Time, the public, through the Underwriters, will purchase from CPT 2010 for $[—] million in cash, less the amount of $[—] million payable to the Underwriters, after taking into account the Underwriters’ discount of [—]% and the Structuring Fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, [—] Common Units (representing a [—]% limited partner interest in the Partnership).

WHEREAS, at the Effective Time, the public, through the Underwriters, will purchase from the the Partnership for $[—] million in cash, less the amount of $[—] million payable to the Underwriters, after taking into account the Underwriters’ discount of [—]% and the Structuring Fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, [—] Common Units (representing a [—]% limited partner interest in the Partnership).

WHEREAS, at the Effective Time, the Partnership will (i) pay the Structuring Fee to Merrill Lynch, Pierce Fenner & Smith Incorporated, (ii) pay the transaction expenses related to our new revolving credit facility, estimated to be approximately $[—] million, (iii) contribute $[—] million to OLLC to repay its existing debt obligations, (iv) distribute the CPT 2010 Equity Distribution to CPT 2010, (v) distribute $[—] to CPT 2010 as reimbursement for its portion of the Structuring Fee, (vi) repay existing payables of $[—] and (vii) repay the St. Albans Liability.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Agreement” has the meaning assigned to such term in the preamble.

“Cenex” has the meaning assigned to such term in the recitals.

“Cenex Agreement” has the meaning set forth in Section 2.5.

“Cenex Interest” has the meaning set forth in Section 2.10.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” has the meaning assigned to such term in the Partnership Agreement.

“CPT 2010” has the meaning assigned to such term in the preamble.

“CPT 2010 Contribution” has the meaning set forth in Section 2.6.

“CPT 2010 Contribution Interest” has the meaning assigned to such term in the recitals.

“CPT 2010 Equity Distribution” has the meaning assigned to such term in the recitals.

“CPT Albany” has the meaning assigned to such term in the recitals.

“CPT Baltimore” has the meaning assigned to such term in the recitals.

“CPT J&W” has the meaning assigned to such term in the recitals.

“CPT J&W Agreement” has the meaning set forth in Section 2.2.

“CPT J&W” Contribution Interest” has the meaning assigned to such term in the recitals.

“CPT J&W Interest” has the meaning set forth in Section 2.2.

“CPT Mound Street” has the meaning assigned to such term in the recitals.

“CPT Newark” has the meaning assigned to such term in the recitals.

“CPT Newark Agreement” has the meaning set forth in Section 2.5.

“CPT Newark Interest” has the meaning set forth in Section 2.10.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Delaware LP Act” has the meaning assigned to such term in the recitals.

“Effective Time” means immediately prior to the closing of the initial public offering pursuant to the Underwriting Agreement.

“General Partner” has the meaning assigned to such term in the preamble.

“Gross Working Capital” has the meaning assigned to such term in the recitals.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“OLLC” has the meaning assigned to such term in the preamble.

“OLLC Agreement” has the meaning set forth in Section 2.6.

“OLLC Contribution” has the meaning set forth in Section 2.2.

“OLLC Gross Working Capital” has the meaning assigned to such term in the recitals.

“Operating Subsidiaries” has the meaning assigned to such term in the recitals.

“Over-Allotment Option” has the meaning assigned to such term in the Partnership Agreement.

“PAN” has the meaning assigned to such term in the preamble.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of World Point Terminals, LP dated as of [—], 2013.

“Partnership Contribution” has the meaning set forth in Section 2.10.

“Party” and “Parties” has the meaning assigned to such term in the preamble.

“PISTI” has the meaning assigned to such term in the recitals.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-189396), as amended and effective at the Effective Time.

“St. Albans Liability” has the meaning assigned to such term in the recitals.

“Structuring Fee” means a fee for certain advisory services equal to [—]% of the gross proceeds of the sale of Common Units pursuant to the Underwriting Agreement, including pursuant to any exercise of the Over-Allotment Option.

“Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Subsidiary Gross Working Capital” has the meaning assigned to such term in the recitals.

“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.

“Underwriters” means those underwriters listed on Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement by and among Merrill Lynch, Pierce, Fenner & Smith Incorporated, [—] and [—], as representatives of the Underwriters, the General Partner, the Partnership and OLLC dated as of [—], 2013.

“WPTI” has the meaning assigned to such term in the preamble.

“WPTI Cenex Contribution Interest” has the meaning assigned to such term in the recitals.

“WPTI Contribution” has the meaning set forth in Section 2.3.

“WPTI Contribution Interest” has the meaning assigned to such term in the recitals.

“WPTI Newark Contribution Interest” has the meaning assigned to such term in the recitals.

ARTICLE II

CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed immediately following the Effective Time in the order set forth herein:

Section 2.1 Distribution by the Operating Subsidiaries of Gross Working Capital to OLLC. Each Operating Subsidiary hereby distributes, assigns, transfers, sets over and delivers to OLLC, its successors and its assigns, for its and their own use forever, all right, title and interest in and to their respective Subsidiary Gross Working Capital.

Section 2.2 Distribution by OLLC of its 100% Limited Liability Company Interest in CPT J&W and the Gross Working Capital to CPT 2010. OLLC hereby distributes, assigns, transfers, sets over and delivers to CPT 2010, its successors and its assigns, for its and their own use forever, all right, title and interest in and to its (i) 100% limited liability company interest in CPT J&W (the “CPT J&W Interest”) and (ii) the Gross Working Capital, and CPT 2010 hereby accepts the CPT J&W Interest and the Gross Working Capital (the “OLLC Contribution”). Notwithstanding anything in the Limited Liability Company Agreement of CPT J&W, dated as of [—], 2013 (the “CPT J&W Agreement”) to the contrary, pursuant to the OLLC Contribution (i) CPT 2010 is hereby admitted as the sole member of CPT J&W and agrees that it is bound by the CPT J&W Agreement, as the sole member of CPT J&W, (ii) OLLC hereby ceases to be the sole member of CPT J&W immediately following CPT 2010’s admission as described in (i), and (iii) CPT J&W hereby continues without dissolution with CPT 2010 as its sole member.

Section 2.3 Contribution by CPT 2010 of the CPT J&W Contribution Interest to the Partnership. CPT 2010 hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the CPT J&W Contribution Interest, as a capital contribution, in exchange for [—] Common Units representing a [—]% limited partner interest in the Partnership. The Partnership hereby accepts such CPT J&W Contribution Interest as a contribution to the capital of the Partnership. Notwithstanding anything in the CPT J&W Agreement to the contrary, pursuant to the CPT 2010 Contribution (i) the Partnership is hereby admitted as the sole member of CPT J&W and agrees that it is bound by the CPT J&W Agreement, (ii) CPT 2010 hereby ceases to be the sole member of CPT J&W immediately following the Partnership’s admission as described in (i), and (iii) CPT J&W hereby continues without dissolution with the Partnership as the sole member.

Section 2.4 Sale of Common Units by CPT 2010 to the Public. The Parties acknowledge that, public investors, through the Underwriters, have purchased from CPT 2010 for approximately $[—] in cash ($[—] net to CPT 2010 after deducting the underwriting discounts and commissions of $[—] and the Structuring Fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated) [—] Common Units, representing a [—]% limited partner interest in the Partnership.

Section 2.5 Contribution by WPTI of the WPTI Contribution Interest to the Partnership. WPTI hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to (i) the WPTI Cenex Contribution Interest, as a capital contribution, in exchange for [—] Common Units representing a [—]% limited partner interest in the Partnership and (ii) the WPTI Newark Contribution Interest, as a capital contribution, in exchange for (A) [—] Common Units representing a [—]% limited partner interest in the Partnership and (B) the assumption by the Partnership of the St. Albans Liability. The Partnership hereby (A) accepts each of the WPTI Cenex Contribution Interest and the WPTI Newark Contribution Interest as a contribution to the capital of the Partnership, and (B) undertakes to repay the St. Albans Liability (the “WPTI Contribution”). Notwithstanding anything in the Limited Liability Company Agreement of Cenex, dated as of [—] (the “Cenex Agreement”), or the Limited Liability Company Agreement of CPT Newark, dated as of [—] (the “CPT Newark Agreement”) to the contrary, as applicable, pursuant to the WPTI Contribution (i) the Partnership is hereby admitted as a member of Cenex and the sole member of CPT Newark and agrees that it is bound by the Cenex Agreement and CPT Newark Agreement, (ii) WPTI hereby ceases to be a member of each of Cenex and CPT Newark immediately following the Partnership’s admission to each as described in (i), and (iii) both Cenex and CPT Newark hereby continue without dissolution with the Partnership as a member of each.

Section 2.6 Contribution by CPT 2010 of the CPT 2010 Contribution Interest to the Partnership. CPT 2010 hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the CPT 2010 Contribution Interest, as a capital contribution, in exchange for (i) [—] Common Units representing a [—]% limited partner interest in the Partnership, (ii) [—] Subordinated Units representing a [—]% limited partner interest in the Partnership and (iii) the right to receive the CPT 2010 Equity Distribution, a portion of which will be used to reimburse CPT 2010 for certain capital expenditures it incurred with respect to the contributed assets pursuant to Treasury Regulation Section 1.707-4(d). The Partnership hereby (A) accepts such CPT 2010 Contribution Interest as a contribution to the capital of the Partnership, and (B) undertakes to distribute the CPT 2010 Equity Distribution to CPT 2010 as contemplated in clause (iii) of this Section 2.5 (the “CPT 2010 Contribution”). Notwithstanding anything in the Limited Liability Company Agreement of OLLC, dated as of [—] (the “OLLC Agreement”) to the contrary, pursuant to the CPT 2010 Contribution (i) the Partnership is hereby admitted as the sole member of OLLC and agrees that it is bound by the OLLC Agreement, (ii) CPT 2010 hereby ceases to be the sole member of OLLC immediately following the Partnership’s admission as described in (i), and (iii) OLLC hereby continues without dissolution with the Partnership as the sole member.

Section 2.7 Issuance of Incentive Distribution Rights to WPTI. The Partnership agrees to issue 20% of its Incentive Distribution Rights to WPTI.

Section 2.8 Issuance of Incentive Distribution Rights. The Partnership agrees to issue 60% of its Incentive Distribution Rights to PAN.

Section 2.9 Issuance of Incentive Distribution Rights to Apex. The Partnership agrees to issue 20% of its Incentive Distribution Rights to Apex.

Section 2.10 Conveyance by the Partnership of the CPT J&W Interest, its 32% Limited Liability Company Interest in Cenex and its 49% Limited Liability Company Interest in CPT Newark to OLLC. The Partnership hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLLC, its successors and its assigns, for its and their own use forever, all right, title and interest in and to (i) the CPT J&W Interest, (ii) its 32% limited liability company interest in Cenex (the “Cenex Interest”) and (iii) its 49% limited liability company interest in CPT Newark (the “CPT Newark Interest”), in each case as a capital contribution, and OLLC hereby accepts the CPT J&W Interest, the Cenex Interest and the CPT Newark Interest (the “Partnership Contribution”). Notwithstanding anything in the CPT J&W Agreement, the Cenex Agreement or the CPT Newark Agreement to the contrary, as applicable, pursuant to the Partnership Contribution, (i) the OLLC is hereby admitted as a member of each of CPT J&W, Cenex and CPT Newark and agrees that it is bound by the CPT J&W Agreement, the Cenex Agreement and the CPT Newark Agreement, as a member of Cenex and the sole member of each of CPT J&W and CPT Newark, respectively, (ii) the Partnership ceases to be a member of each of CPT J&W, Cenex and CPT Newark immediately following OLLC’s admission to each as described in (i), and (iii) each of CPT J&W, Cenex and CPT Newark hereby continue without dissolution with OLLC as a member of each.

Section 2.11 Public Cash Contribution. The Parties acknowledge that, in connection with the initial public offering, public investors, through the Underwriters, have made a capital contribution to the Partnership of approximately $[—] in cash ($[—] net to the Partnership after deducting the underwriting discounts and commissions of $[—] and the Structuring Fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated) in exchange for the issuance by the Partnership of [—] Common Units, representing a [—]% limited partner interest in the Partnership.

Section 2.12 Payment of the Structuring Fee. Each of the Partnership and CPT 2010 agree to pay Merrill Lynch, Pierce, Fenner & Smith Incorporated the Structuring Fee; provided, however, the Partnership agrees to reimburse CPT 2010 for its portion of the Structuring Fee.

Section 2.13 Payment of Transaction Costs. The Parties acknowledge the payment by the Partnership of transaction expenses in the amount of approximately $[—].

Section 2.14 Distribution of Equity Distribution. The Partnership hereby distributes the CPT 2010 Equity Distribution to CPT 2010.

Section 2.15 Repayment of St. Albans Liability. The Parties acknowledge the repayment of the St. Albans Liability by OLLC with a portion of the proceeds described in Section 2.11 and contributed to OLLC.

Section 2.16 Contribution of Proceeds to OLLC. The Parties acknowledge the contribution of offering proceeds in the amount of $[—] to OLLC.

Section 2.17 Repayment of Existing Debt Obligations by OLLC. The Parties acknowledge the repayment of the existing debt obligations by OLLC with a portion of the proceeds described in Section 2.11 and contributed to OLLC.

Section 2.18 Redemption of WPTI’s Initial Limited Partner Interests. For and in consideration of the redemption by the Partnership of $1,000 to WPTI as a refund of their initial capital contribution to the Partnership, along with 100.0% of any interest or profit that resulted from the investment or other use of such capital contribution, the Partnership hereby redeems all of the initial limited partner interests of WPTI.

ARTICLE III

ADDITIONAL TRANSACTIONS

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional [—] Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement less the amount of underwriting discounts and commissions and Structuring Fee, and the Partnership shall use the net proceeds from that exercise to redeem from WPTI the number of Common Units issued upon such exercise.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (iii) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II of this Agreement shall be effective and operative in accordance with Article VI, without further action by any Party hereto.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article II shall be completed in the order set forth therein; and second, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the state of Delaware. Each Party hereby submits to the jurisdiction of the state and federal courts in the state of Missouri and to venue in the state and federal courts in St. Louis County, Missouri.

Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

WORLD POINT TERMINALS, INC.

By:
Name:
Title:

CPT 2010, LLC

By:
Name:
Title:

WPT GP, LLC

By:
Name:
Title:

WORLD POINT TERMINALS, LP

By:	WPT GP, LLC its general partner

By:
Name:
Title:

CENTER POINT TERMINAL COMPANY, LLC

By:
Name:
Title:

Signature Page to Contribution, Conveyance and Assumption Agreement